UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Eureka Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42152	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Prudential Tower

Singapore 049712

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	EURKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	EURK	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	EURKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 2, 2025, Eureka Acquisition Corp, a Cayman Islands exempted company (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing, among other things, the results of the extraordinary general meeting in lieu of an annual meeting of shareholder (the “Extraordinary General Meeting”) held by the Company on June 30, 2025.

The Company is filing this Amendment No. 1 to the Initial Report (this “Amendment”) to amend the number of Class A Ordinary Shares of the Company rendered for redemption in connection with the Charter Amendment Proposal as disclosed under Item 8.01 of the Initial Report. Except as set forth herein, no other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in conjunction with the Initial Report. The Item 8.01 of the Initial Report is hereby amended and replaced with the following disclosure:

Item 8.01. Other Events.

In connection with the votes to approve the Charter Amendment Proposal, 2,819,767 Class A Ordinary Shares of the Company were rendered for redemption. As a result, the Company has 3,388,233 Class A Ordinary Shares and 1,437,500 Class B Ordinary Share issued and outstanding, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eureka Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: July 16, 2025

4